Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACT
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

Spectranetics Achieves Third Quarter 2014 Revenue of $58.8 Million

FDA Clearance of In-Stent Restenosis Indication Achieved;
AngioScore Integration On Track

2014 Outlook Revised Upward

COLORADO SPRINGS, Colo. (October 23, 2014) - The Spectranetics Corporation (NASDAQ: SPNC) today reported financial results for the three and nine months ended September 30, 2014. Highlights of the quarter, all compared with the three months ended September 30, 2013 include:

•	Revenue of $58.8 million, up 48%

•	Vascular Intervention revenue of $36.6 million grew 93%

•	U.S. peripheral atherectomy revenue grew 19%

•	AngioSculpt™ revenue of $14.9 million achieved in the first quarter following the AngioScore acquisition

•	Lead Management revenue of $17.6 million increased 9%

•	U.S. revenue grew 49% to $48.5 million; International revenue grew 43% (41% constant currency1) to $10.3 million

•	FDA clearance of in-stent restenosis (ISR) indication achieved

•
EXCITE ISR data unveiled at Transcatheter Cardiovascular Therapeutics (TCT) late breaking clinical trial session, demonstrating superiority of laser atherectomy with balloon angioplasty vs. balloon angioplasty alone for the treatment of in-stent restenosis

“In the midst of growing faster than the market across key vascular segments, we achieved and launched the ISR indication. We capitalized on our late-breaking trial status at TCT and early signs of traction are evident. The AngioScore integration is solidly on track and our new product launches are exceeding expectations. Our Lead Management revenue accelerated from first half levels, well on our way to double-digit growth in the fourth quarter,” said Spectranetics President and Chief Executive Officer, Scott Drake.

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1Constant currency, non-GAAP net loss, and Adjusted EBITDA are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

Net loss for the three months ended September 30, 2014 was $13.9 million, or $0.33 per share, compared with net income of $434,000, or $0.01 per share, for the three months ended September 30, 2013. Non-GAAP net loss1, which excludes acquisition-related items, for the three months ended September 30, 2014 was $1.9 million, or $0.05 per share, compared with non-GAAP net income of $914,000, or $0.02 per share, for the three months ended September 30, 2013. Adjusted EBITDA1 was $2.7 million for the three months ended September 30, 2014 compared with $3.8 million for the three months ended September 30, 2013.

Year-To-Date Financial Results
Revenue for the nine months ended September 30, 2014 rose 21% to $142.0 million, including $14.9 million of AngioSculpt revenue, from $116.9 million for the nine months ended September 30, 2013. Vascular Intervention revenue increased 44% (43% constant currency) to $79.1 million, Lead Management revenue increased 4% (3% constant currency) to $48.2 million, and laser system, service and other revenue decreased 6% to $14.7 million.

On a geographic basis, revenue in the United States was $115.1 million, an increase of 20% from the nine months ended September 30, 2013. International revenue totaled $26.9 million, an increase of 26% (23% constant currency) from the nine months ended September 30, 2013.

Net loss during the nine months ended September 30, 2014 was $26.2 million, or $0.63 per share, compared with net loss of $1.3 million, or $0.03 per share, for the nine months ended September 30, 2013. Non-GAAP net loss during the nine months ended September 30, 2014 was $9.6 million, or $0.23 per share, compared with non-GAAP net income of $41,000, or $0.00 per share, for the nine months ended September 30, 2013. Adjusted EBITDA was $909,000 for the nine months ended September 30, 2014 compared with $7.2 million for the nine months ended September 30, 2013.

2014 Outlook
Spectranetics management projects revenue for 2014 to be in the range of $202.0 - $203.5 million, an increase of 27% to 28% over 2013, compared with management’s prior 2014 revenue projection of $198.5 - $201.0 million. The revised revenue guidance includes $29.0 - $30.0 million from the recently acquired AngioScore products, up from $27.0 million previously projected.

Net loss for 2014 is projected to be in the range of $37.0 - $38.0 million, or $0.88 - $0.90 per share, compared with $36.0 - $38.0 million, or $0.85 - $0.90 per share, previously projected. Non-GAAP net loss for 2014 is projected to be in the range of $11.3 - $12.3 million, or $0.27 - $0.29 per share, compared with $13.3 - $15.3 million, or $0.32 - $0.36 per share, previously projected. Adjusted EBITDA is anticipated to be in the range of $3.0 - $4.0 million, compared with break-even to $2.0 million previously.

Conference Call
Management will host an investment community conference call today beginning at 2:30 p.m. MT / 4:30 p.m. ET. Individuals interested in listening to the conference call may dial (877) 561-2747 for domestic callers or (973) 409-9689 for international callers, conference ID 14718839, or access the webcast on the investor relations section of the Company’s Web site at: www.spectranetics.com. The webcast will be available on the Company’s Web site for 14 days following the completion of the call.

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1Constant currency, non-GAAP net loss, and Adjusted EBITDA are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

About Spectranetics
Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.

Spectranetics recently acquired AngioScore, Inc., a leading developer, manufacturer and marketer of cardiovascular, specialty balloons.

The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee as well as the AngioSculpt® scoring balloon used in both peripheral and coronary procedures. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our expectation of continued growth and strength and the reasons for that growth, growth rates, strength, integration and product launches, and 2014 outlook including projected revenue, net loss and Adjusted EBITDA. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include financial results differing from guidance, inability to successfully integrate AngioScore into our business, market acceptance of excimer laser atherectomy technology and our vascular intervention and lead removal products, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, loss of key personnel, uncertain success of or delays in our clinical trials, adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the health care reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2013 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable GAAP measures for the respective periods, and an explanation of our use of these non-GAAP measures, can be found in “Reconciliation of Non-GAAP Financial Measures” immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

-Financial tables follow-

THE SPECTRANETICS CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$58,786	$39,763	$141,955	$116,891
Cost of products sold	14,686	10,053	35,526	30,997
Amortization of inventory step-up	1,014	—	1,014	—
Gross profit	43,086	29,710	105,415	85,894
Operating expenses:
Selling, general and administrative	35,490	22,223	91,682	68,089
Research, development and other technology	7,573	5,664	19,364	16,320
Due diligence, transaction, and integration costs	3,826	—	8,055	—
Medical device excise tax	864	537	1,977	1,568
Acquisition-related intangible asset amortization	3,055	246	3,328	656
Contingent consideration expense	1,037	234	1,115	638
Intangible asset impairment and change in contingent consideration liability, net	3,074	—	3,074	—
Total operating expenses	54,919	28,904	128,595	87,271
Operating (loss) income	(11,833)	806	(23,180)	(1,377)
Other income (expense), net	(1,923)	34	(2,409)	19
(Loss) income before taxes	(13,756)	840	(25,589)	(1,358)
Income tax expense (benefit)	188	406	581	(105)
Net (loss) income	$(13,944)	$434	$(26,170)	$(1,253)

Net (loss) income per common share:
Basic and diluted	$(0.33)	$0.01	$(0.63)	$(0.03)
Weighted average shares outstanding:
Basic	41,822	40,837	41,595	38,210
Diluted	41,822	42,376	41,595	38,210

THE SPECTRANETICS CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$103,538	$128,395
Accounts receivable, net	36,186	26,766
Inventories, net	26,488	9,476
Deferred income taxes, current portion, net	3,019	445
Other current assets	5,332	2,748
Total current assets	174,563	167,830
Property and equipment, net	32,435	28,281
Debt issuance costs, net	7,155	—
Goodwill and intangible assets	253,793	20,455
Other assets	1,394	591
Total assets	$469,340	$217,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$33,389	$23,225
Convertible senior notes	230,000	—
Other non-current liabilities	33,170	3,932
Stockholders’ equity	172,781	190,000
Total liabilities and stockholders’ equity	$469,340	$217,157

THE SPECTRANETICS CORPORATION
Supplemental Financial Information
(Unaudited)

Financial Summary	2013		2014
(000’s, except laser sales and installed base amounts)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr

Disposable products revenue:
Vascular Intervention revenue (organic)	$18,956	$20,555	$20,021	$22,496	$21,634
Vascular Intervention revenue (AngioSculpt)	—	—	—	—	14,942
Total Vascular Intervention revenue	18,956	20,555	20,021	22,496	36,576
Lead Management revenue	16,075	16,286	14,470	16,114	17,569
Total disposable products revenue	35,031	36,841	34,491	38,610	54,145

Laser, service, and other revenue	4,732	5,079	5,123	4,945	4,641

Total revenue	39,763	41,920	39,614	43,555	58,786
Non-GAAP gross margin percentage (excluding amortization of inventory step up) (1)	75%	75%	74%	76%	75%

Net income (loss)	434	883	(5,661)	(6,565)	(13,944)
Adjusted EBITDA (1)	3,784	3,984	(2,610)	777	2,742

Cash flow generated by (used in) operating activities	3,513	5,029	(8,359)	(1,111)	(3,403)
Total cash and cash equivalents at end of quarter	123,570	128,395	120,866	107,027	103,538

Laser sales summary:
Laser sales from inventory	9	5	9	8	7
Laser sales from evaluation/rental units	—	5	4	1	5
Total laser sales	9	10	13	9	12

(1) Non-GAAP gross margin percentage (excluding amortization of inventory step up) and Adjusted EBITDA are non-GAAP financial measures. Please refer to the non-GAAP reconciliation tables following this table for the reconciliation to the most comparable GAAP measures.

Worldwide Installed Base Summary:
Laser sales from inventory	9	5	9	8	7
Rental placements	27	29	20	32	34
Evaluation placements	4	9	8	6	11
Laser placements during quarter	40	43	37	46	52
Buy-backs/returns during quarter	(26)	(18)	(17)	(15)	(11)
Net laser placements during quarter	14	25	20	31	41
Total lasers placed at end of quarter	1,119	1,144	1,164	1,195	1,236

Reconciliation of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with GAAP, we use certain non-GAAP financial measures in this release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for the respective periods can be found in the tables below. An explanation of the manner in which our management uses these non-GAAP measures to conduct and evaluate our business and the reasons management believes these non-GAAP measures provide useful information to investors are provided following the reconciliation tables.

THE SPECTRANETICS CORPORATION Reconciliation of revenue by geography to non-GAAP revenue by geography on a constant currency basis (in thousands, except percentages) (unaudited)
	Three Months Ended
	September 30, 2014			September 30, 2013	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$48,463	$—	$48,463	$32,532	49%	49%
International	10,323	(113)	10,210	7,231	43%	41%
Total revenue	$58,786	$(113)	$58,673	$39,763	48%	48%

	Nine Months Ended
	September 30, 2014			September 30, 2013	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$115,089	$—	$115,089	$95,633	20%	20%
International	26,866	(621)	26,245	21,258	26%	23%
Total revenue	$141,955	$(621)	$141,334	$116,891	21%	21%

THE SPECTRANETICS CORPORATION Reconciliation of revenue by product line to non-GAAP revenue by product line on a constant currency basis (in thousands, except percentages) (unaudited)
	Three Months Ended
	September 30, 2014			September 30, 2013	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	36,576	(35)	36,541	18,956	93%	93%
Lead Management	17,569	(65)	17,504	16,075	9%	9%
Laser System, Service & Other	4,641	(13)	4,628	4,732	(2)%	(2)%
Total revenue	$58,786	$(113)	$58,673	$39,763	48%	48%

	Nine Months Ended
	September 30, 2014			September 30, 2013	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	79,093	(197)	78,896	55,046	44%	43%
Lead Management	48,153	(314)	47,839	46,232	4%	3%
Laser System, Service & Other	14,709	(110)	14,599	15,613	(6)%	(6)%
Total revenue	$141,955	$(621)	$141,334	$116,891	21%	21%

THE SPECTRANETICS CORPORATION
Reconciliation of gross margin to non-GAAP gross margin excluding amortization of inventory step-up (in thousands, except percentages) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Gross profit, as reported	$43,086	$29,710	$105,415	$85,894
Amortization of inventory step-up (2)	1,014	—	1,014	—
Adjusted gross profit, excluding amortization of inventory step-up	44,100	29,710	106,429	85,894

Gross margin percentage, as reported	73%	75%	74%	73%
Non-GAAP gross margin percentage, excluding amortization of inventory step-up	75%	75%	75%	73%

Reconciliation of Net (Loss) Income to Non-GAAP Net (Loss) Income (in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net (loss) income, as reported	$(13,944)	$434	$(26,170)	$(1,253)
Due diligence, transaction, and integration costs (1)	3,826	—	8,055	—
Amortization of inventory step-up (2)	1,014	—	1,014	—
Acquisition-related intangible asset amortization (3)	3,055	246	3,328	656
Contingent consideration expense (3)	1,037	234	1,115	638
Intangible asset impairment and change in contingent consideration liability, net (3)	3,074	—	3,074	—
Non-GAAP net (loss) income	$(1,938)	$914	$(9,584)	$41

Footnote explanations can be found following the last non-GAAP tables.

THE SPECTRANETICS CORPORATION
Reconciliation of Net (Loss) Income Per Share to Non-GAAP Net (Loss) Income Per Share (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net (loss) income per share, as reported	$(0.33)	$0.01	$(0.63)	$(0.03)
Due diligence, transaction, and integration costs (1)	0.09	—	0.19	—
Amortization of inventory step-up (2)	0.02	—	0.02	—
Acquisition-related intangible asset amortization (3)	0.07	0.01	0.08	0.02
Contingent consideration expense (3)	0.02	0.01	0.03	0.02
Intangible asset impairment and change in contingent consideration liability, net (3)	0.07	—	0.07	—
Non-GAAP net (loss) income per share (4)	$(0.05)	$0.02	$(0.23)	$0.00

Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands) (unaudited)

	Three Months Ended
	Sept 30, 2013	Dec 31, 2013	March 31, 2014	June 30, 2014	Sept 30, 2014
Net income (loss), as reported	$434	$883	$(5,661)	$(6,565)	$(13,944)
Income tax expense	406	885	147	246	188
Interest expense (income), net	1	(2)	(1)	489	1,801
Depreciation and amortization	2,463	2,419	2,459	2,473	2,691
Due diligence, transaction, and integration costs (1)	—	—	271	3,958	3,826
Amortization of inventory step-up (2)	—	—	—	—	1,014
Acquisition-related intangible asset amortization (3)	246	245	137	136	3,055
Contingent consideration expense (3)	234	229	38	40	1,037
Intangible asset impairment and change in contingent consideration liability, net (3)	—	(675)	—	—	3,074
Adjusted EBITDA (5)	$3,784	$3,984	$(2,610)	$777	$2,742

THE SPECTRANETICS CORPORATION Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (unaudited)

	Nine Months Ended
	September 30, 2014	September 30, 2013
Net loss, as reported	$(26,170)	$(1,253)
Income tax expense (benefit)	581	(105)
Interest expense (income), net	2,289	(1)
Depreciation and amortization	7,623	7,286
Due diligence, transaction, and integration costs (1)	8,055	—
Amortization of inventory step-up (2)	1,014	—
Acquisition-related intangible asset amortization (3)	3,328	656
Contingent consideration expense (3)	1,115	638
Intangible asset impairment and change in contingent consideration liability, net (3)	3,074	—
Adjusted EBITDA (5)	$909	$7,221

Reconciliation of 2014 Projected Net Loss to Non-GAAP Projected Net Loss (in millions) (unaudited)
	Projected Range
	Twelve Months Ending
	December 31, 2014	December 31, 2014
Net loss, GAAP	$(38.0)	$(37.0)
Due diligence, transaction, and integration costs (1)	11.8	11.8
Acquisition-related amortization & contingent consideration expense (2) (3)	10.8	10.8
Intangible asset impairment and change in contingent consideration liability, net (3)	3.1	3.1
Non-GAAP net loss	$(12.3)	$(11.3)

Reconciliation of 2014 Projected Net Loss Per Share to Non-GAAP Projected Net Loss Per Share (unaudited)
	Projected Range
	Twelve Months Ending
	December 31, 2014	December 31, 2014
Net loss per share, GAAP	$(0.90)	$(0.88)
Due diligence, transaction, and integration costs (1)	0.28	0.28
Acquisition-related amortization & contingent consideration expense (2) (3)	0.26	0.26
Intangible asset impairment and change in contingent consideration liability, net (3)	0.07	0.07
Non-GAAP net loss per share (4)	$(0.29)	$(0.27)

THE SPECTRANETICS CORPORATION
Reconciliation of 2014 Projected Net Loss to Adjusted EBITDA (in millions) (unaudited)
	Projected Range
	Twelve Months Ending
	December 31, 2014	December 31, 2014
Net loss, GAAP	$(38.0)	$(37.0)
Income tax expense	0.9	0.9
Interest expense, net	4.0	4.0
Depreciation and amortization	10.4	10.4
Due diligence, transaction, and integration costs (1)	11.8	11.8
Acquisition-related amortization & contingent consideration expense (2) (3)	10.8	10.8
Intangible asset impairment and change in contingent consideration liability, net (3)	3.1	3.1
Adjusted EBITDA	$3.0	$4.0

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1)
Due diligence, transaction, and integration costs are related to the AngioScore acquisition, which closed on June 30, 2014, and primarily included investment banking fees, accounting, consulting, and legal fees. In the third quarter of 2014, integration costs also included severance and retention costs.

2)	Amortization of inventory step-up relates to the inventory acquired in the AngioScore acquisition.

3)
Acquisition-related intangible asset amortization relates to intangible assets acquired in the AngioScore acquisition in June 2014 and intangible assets acquired from Upstream Peripheral Technologies Ltd. (“Upstream”). Contingent consideration expense represents the accretion of the estimated contingent consideration liability related to future amounts payable to former AngioScore stockholders primarily based on sales of the AngioScore products and achievement of product development milestones, and to Upstream, primarily based on sales of the products acquired.

The intangible asset impairment and change in contingent consideration liability, net, relates to intangible assets and contingent consideration liability acquired from Upstream. Due to factors associated with the access and overall retrograde interventional market and other relevant factors, we recorded a net charge of $3.1 million consisting of an impairment charge of approximately $4.1 million related to the intangible assets acquired and a reduction to the contingent consideration liability of $1.0 million. In the fourth quarter of 2013, we recorded a net credit of $0.7 million, consisting of a reduction to the contingent consideration liability of approximately $5.2 million and an impairment charge of approximately $4.5 million related to the intangible assets acquired.

4)	Per share amounts may not add due to rounding.

5)
In 2014, we are not adding back the medical device excise tax to Adjusted EBITDA, as the tax was also included in 2013 results. Therefore, 2013 quarterly Adjusted EBITDA has been restated to include the medical device excise tax.

Management uses the non-GAAP financial measures as supplemental measures to analyze the underlying trends in our business, assess the performance of our core operations, establish operational goals and forecasts that are used in allocating resources and evaluate our performance period over period and in relation to our competitors’ operating results.

The impact of foreign exchange rates is highly variable and difficult to predict. We use a constant currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of our ongoing operations, we believe that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from our revenue.

We believe presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by our management for financial and operational decision-making and allows investors to see our results “through the eyes” of management. We also believe providing this information better enables our investors to understand our operating performance and evaluate the methodology used by management to evaluate and measure such performance.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Some limitations associated with using these non-GAAP financial measures are provided below:

•	Management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures used.

•
Depreciation and amortization expense, while not requiring cash settlement, are ongoing and recurring expenses and have a material impact on GAAP net income and reflect costs to us not reflected in Adjusted EBITDA. The intangible asset impairment, while not requiring cash settlement, reflects an economic cost to us not reflected in Adjusted EBITDA.

•
Items such as the due diligence, transaction and integration costs, litigation costs, and contingent consideration expense excluded from Adjusted EBITDA and Non-GAAP Net Loss can have a material impact on cash flows and GAAP net income and reflect economic costs to us not reflected in Adjusted EBITDA.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of changes in foreign currency exchange rates, which may have a material impact on GAAP revenue.

•
Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

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